Exhibit 21.1
SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 1999


          The companies listed below are directly or indirectly owned 100% by GSE Systems, Inc. and are included in its consolidated financial statements.

o GS Information Systems FSC, Ltd., GSE Systems International Ltd., MSHI, Inc., GSE Power Systems AB, GSE Process Solutions, Inc., and GSE Erudite Software, Inc. are wholly owned subsidiaries of GSE Systems, Inc.

o GP International Engineering & Simulation, Inc. and GSE Services Company L.L.C. are wholly owned subsidiaries of GSE Power Systems, Inc. which is a wholly owned subsidiary of MSHI, Inc.

o GSE Systems UK, Ltd. and GSE Process Solutions B.V. are wholly owned subsidiaries of GSE Process Solutions, Inc.

o    GSE Process  Solutions  Belgium  N.V. and GSE Process  Solutions  Singapore
     (Pte) Limited are wholly owned subsidiaries of GSE Process Solutions B.V.

o J.L. Ryan, Inc., acquired by GSE Power Systems, Inc. in December 1997, has been merged with and into GSE Power Systems, Inc. as of February 1998, with GSE Power Systems, Inc. as of February 1998, with GSE Power Systems, Inc. being the surviving corporation.

Name                                      Place of Incorporation or Organization

GS Information Systems FSC, Ltd.                          Barbados
GSE Systems International Ltd.                            State of Delaware
MSHI, Inc.                                                State of Virginia
GSE Power Systems AB                                      Sweden
GSE Process Solutions, Inc.                               State of Delaware
GSE Erudite Software, Inc.                                State of Delaware
GP International Engineering & Simulation, Inc.           State of Delaware
GSE Services Company L.L.C.                               State of Delaware
GSE Power Systems, Inc.                                   State of Delaware
GSE Systems UK, Ltd.                                      United Kingdom
GSE Process Solutions B.V.                                Netherlands
GSE Process Solutions Belgiuim N.V.                       Belgium
GSE Process Solutions Singapore (Pte) Limited             Singapore



                                   X-21.1-1